Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-177418, 333-213650, and 333-213648) of Algonquin Power & Utilities Corp. of our report dated February 15, 2017 relating to the financial statements of The Empire District Electric Company, which appears in Algonquin Power & Utilities Corp. Business Acquisition Report (“BAR”) on Form 6-K dated March 10, 2017.

/s/ PricewaterhouseCoopers LLP
St. Louis, MO
 June 16, 2017